Exhibit 1.1

BUCKEYE PARTNERS, L.P.

1,500,000 Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

February 27, 2007

February 27, 2007

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of units representing limited partner interests in the Partnership set forth in Schedule I hereto (the “Firm Units”).  The Partnership also proposes to issue and sell to the several Underwriters not more than the number of additional units set forth in Schedule I hereto (the “Additional Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such units granted to the Underwriters in Section 2 hereof.  The Firm Units and the Additional Units are hereinafter collectively referred to as the “Offered Units.”  The units representing limited partner interests in the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Units.”  If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) one or more registration statements, including a prospectus (the file numbers of which are set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Offered Units, to be issued from time to time by the Partnership.  The registration statement (File No. 333-127868), which combined the two registration statements, as amended to the date of this Agreement, including such information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated October 27, 2005 in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offered Units in the form first used to confirm sales of the Offered Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary prospectus supplement furnished to you by the Partnership specifically relating to the Offered Units.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus together with the free writing prospectuses, if any, identified in Schedule I hereto and the number of Offered Units offered for sale pursuant to the Prospectus and the public offering price per Unit as set forth in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.        Representations and Warranties.  Buckeye GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)      Effectiveness of Registration Statement.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the General Partner or the Partnership, threatened by the Commission.

(b)      Compliance with Exchange Act and Securities Act; Misleading Statements.  (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi)  each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Managers expressly for use therein.

(c)      Use of Free Writing Prospectuses.  The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)      NASD Compliance.  In accordance with Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the Offered Units have been registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(e)      Formation, Good Standing and Qualification of the General Partner, Wood River, Transportation and NGL.  Each of the General Partner, Wood River Pipe Lines LLC, a Delaware limited liability company (“Wood River”), Buckeye Pipe Line Transportation LLC, a Delaware limited liability company (“Transportation”) and Buckeye NGL Pipe Lines LLC, a Delaware

limited liability company (“NGL”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Time of Sale Prospectus and, with respect to the General Partner, to act as the general partner of the Partnership and to execute and deliver this Agreement on behalf of itself and on behalf of the Partnership, as the general partner thereof, and to perform its obligations under the Agreement; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership, the General Partner, MainLine L.P., a Delaware limited partnership (“MainLine L.P.”), the Operating Partnerships (as defined below), the LP Subsidiaries (as defined below) and the Partnership’s wholly-owned subsidiaries (collectively with the Partnership, the General Partner, MainLine L.P., the Operating Partnerships and the LP Subsidiaries, the “Partnership Entities”), taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus (exclusive of any supplement thereto) ((i) or (ii) a “Material Adverse Effect”).

(f)       Formation, Good Standing and Qualification of Services Company.  Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Time of Sale Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(g)      Formation, Good Standing and Qualification of the Partnership, MainLine L.P.,  the Operating Partnerships and the LP Subsidiaries.  Each of the Partnership, MainLine L.P., and Buckeye Pipe Line Company, L.P., a Delaware limited partnership (“Buckeye Pipe Line”), Buckeye Pipe Line Holdings, L.P., a Delaware limited partnership (“BPH”), Everglades Pipe Line Company, L.P., a

Delaware limited partnership (“Everglades”), and Laurel Pipe Line Company, L.P., a Delaware limited partnership (“Laurel”, and together with Buckeye Pipe Line, BPH and Everglades, the “Operating Partnerships”), and Buckeye Gulf Coast Pipe Lines, L.P., a Delaware limited partnership (“BGC”), Gulf Coast Pipe Line, L.P., a Delaware limited partnership (“GCP”), and Gulf Coast/Products Holding L.P., a Delaware limited partnership (“Gulf Coast LP”, and together with GCP and BGC, the “LP Subsidiaries”), has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Time of Sale Prospectus and, with respect to the Partnership, to execute and deliver this Agreement and to perform its obligations under the Agreement and, with respect to the Partnership, to issue, sell and deliver the Offered Units as contemplated by this Agreement, and each is duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(h)      Formation, Good Standing and Qualification of Buckeye Terminals.  Buckeye Terminals, LLC, a Delaware limited liability company (“Buckeye Terminals”), has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Time of Sale Prospectus and is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(i)       Intentionally Deleted.

(j)       Ownership of the General Partner.  Buckeye GP Holdings L.P., a publicly-traded Delaware limited partnership (“BGH”), is the sole member of the General Partner, with a limited liability company interest in the General Partner of 100%; such limited liability company interests are the only limited liability company interests of the General Partner issued and outstanding; and such limited liability company interests of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable.

(k)         Ownership of MainLine L.P.

(i)      General Partner Interests.  MainLine GP, Inc. is the sole general partner of MainLine L.P., with a 0.001% general partner interest in MainLine L.P.; such general partner interest is the only general partner interest of MainLine L.P. that is issued and outstanding; such general partner interest has been duly and validly authorized and such general partner interest of MainLine L.P. is owned by MainLine GP, Inc. free and clear of any Liens.

(ii)     Limited Partner Interest.  The General Partner is the sole limited partner of MainLine L.P., with a 99.999% limited partner interest in MainLine L.P.; such limited partner interest is the only limited partner interest of MainLine L.P. that is issued and outstanding; such limited partner interest has been duly and validly authorized and such limited partner interest of MainLine L.P. is owned by the General Partner free and clear of any Liens.

(l)       Ownership of Services Company.  All the outstanding shares of capital stock of Services Company are owned by Buckeye Pipe Line Employee Stock Ownership Plan Trust free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance (collectively, “Liens”), except for the pledge of such shares in connection with the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust’s (“ESOP Trust”) 3.60% Senior Secured Notes due 2011 (the “ESOP Notes”).

(m)        Ownership of the Partnership.

(i)      General Partner Interests.  The General Partner is the sole general partner of the Partnership, with an approximate 0.6% general partner interest in the Partnership, which is represented by 243,914 units; such general partner interest of the Partnership is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and such general partner interest of the Partnership is owned by the General Partner free and clear of any Liens.

(ii)     Limited Partner Interests.  The limited partners of the Partnership hold Units in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented as of February 27, 2007 and excluding the Offered Units, by (i) 37,119,006 publicly-traded Units (representing an approximate 93.5% limited partner interest), (ii) 2,273,440 Units (representing an approximate 5.7% limited partner interest) owned by Services Company (the “Service Company LP Units”), and

(iii) 80,000 Units owned by BGH (the “BGH LP Units”); such Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued pursuant to the agreement of limited partnership of the Partnership, as amended and restated to the date hereof (the “Partnership Agreement”) and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); and the Services Company LP Units are owned free and clear of any Liens, except for the pledge of such Units in connection with the ESOP Notes.

(n)      Ownership of the Operating Partnerships.

(i)      General Partner Interests.  MainLine L.P. is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of 1% (other than BPH, which is slightly less than 1%); such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly authorized and validly issued, and such general partner interests of the Operating Partnerships are owned by MainLine L.P. free and clear of any Liens.

(ii)     Limited Partner Interests.  The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99% (other than BPH, which is slightly more than 99%); such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly authorized and validly issued pursuant to the respective entity’s agreement of limited partnership, as amended and restated to the date hereof, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens.

(o)      Ownership of Wood River.  The Partnership is the sole member of Wood River, with a limited liability company interest in Wood River of 100%; such limited liability company interests are the only limited liability company interests of Wood River issued and outstanding; all of the outstanding limited liability company interests of Wood River have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of Wood River are owned by the Partnership free and clear of any Liens.

(p)      Ownership of Transportation.  The Partnership is the sole member of Transportation, with a limited liability company interest in Transportation of 100%; such limited liability company interests are the only limited liability company interests of Transportation issued and outstanding; all of the outstanding limited liability company interests of Transportation have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of Transportation are owned by the Partnership free and clear of any Liens.

(q)      Ownership of NGL.  The Partnership is the sole member of NGL, with a limited liability company interest in NGL of 100%; such limited liability company interests are the only limited liability company interests of NGL issued and outstanding; all of the outstanding limited liability company interests of NGL have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of NGL are owned by the Partnership free and clear of any Liens.

(r)       Intentionally Deleted.

(s)      Ownership of Buckeye Terminals.  BPH is the sole member of Buckeye Terminals, with a limited liability company interest of 100%; all of the outstanding limited liability company interests of Buckeye Terminals have been duly and validly authorized and issued and are fully paid and nonassessable, and such limited liability company interests are owned by BPH free and clear of any Liens.

(t)      Ownership of the LP Subsidiaries.

(i)      General Partner Interests.  Buckeye Gulf Coast Holdings I, LLC, a Delaware limited liability company (“BGC I”), is the sole general partner of BGC, with a general partner interest in BGC of 1%; Gulf Coast/Products GP Holding LLC, a Delaware limited liability company (“Gulf Coast GP LLC”), is the sole general partner of each of Gulf Coast LP and GCP, with a general partner interest in each of Gulf Coast LP and GCP of 1%; all of the outstanding general partner interests of each of BGC, Gulf Coast LP and GCP have been duly authorized and validly issued and such general partner interests of each of BGC, Gulf Coast LP and GCP are owned free and clear of any Liens.

(ii)     Limited Partner Interests.  Buckeye Gulf Coast Holdings II, LLC, a Delaware limited liability company (“BGC II”), is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast LP, with a limited partner interest in Gulf Coast LP of 99%; Gulf Coast LP is a limited partner of GCP, with a limited partner interest in GCP of 62.34%; such limited partner interests in BGC and Gulf Coast LP are the only limited partner interests issued and outstanding of each of BGC and Gulf Coast LP; such limited partner interests of each of BGC, Gulf Coast LP and GCP held by affiliates of the Partnership have been duly and validly authorized and issued pursuant to the respective agreement of limited partnership, as amended and restated to the date hereof, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of each of BGC, Gulf Coast LP and GCP are owned free and clear of any Liens.

(u)      Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner.

(v)      Valid Issuance of Offered Units; No Options or Preemptive Rights of Units.  The authorized partnership interests of the Partnership, including the Offered Units, and the limited partner interests represented thereby, conform in all material respects to the description thereof contained in the Time of Sale Prospectus; the Offered Units, and the limited partner interests represented thereby, have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or other similar contractual rights to subscribe for the Offered Units; and, except as set forth in the Time of Sale Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding.

(w)     Intentionally Deleted.

(x)      Accuracy of Disclosure.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, Basic Prospectus, Time of Sale Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus under the heading “Description of Limited Partnership Units” insofar as such statements summarize agreements, documents or proceedings discussed therein, are in all material respects accurate and fair; and the discussions under the headings “Material Tax Consequences” and “Tax Considerations” in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, to the extent they relate to matters of United States federal income tax law, is accurate in all material respects.

(y)      Authority.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Offered Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, and to consummate the transactions contemplated under this Agreement; and at the Closing Date and any settlement date, all action required to be taken by the Partnership, its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Offered Units, (ii) the execution and delivery of this Agreement and (iii) the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(z)      Authorization and Enforceability of Other Agreements.

(i)      The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii)     The agreement of limited partnership, as amended and restated to the date hereof, of MainLine L.P. has been duly authorized, executed and delivered by MainLine GP, Inc. and the predecessor to the General Partner, and is a validly and legally binding agreement of MainLine GP, Inc. and the General Partner, enforceable against MainLine GP, Inc. and the General Partner in accordance with its terms;

(iii)    The limited liability company agreement, as amended and restated to the date hereof, of the General Partner has been duly authorized, executed and delivered by the predecessor to BGH, and is a valid and legally binding agreement of BGH, enforceable against BGH in accordance with its terms;

(iv)    Each of the agreements of limited partnership, as amended and restated to the date hereof, of the Operating Partnerships has been duly authorized, executed and delivered by MainLine L.P. and the Partnership, and is a valid and legally binding agreement of MainLine L.P. and the Partnership, enforceable against MainLine L.P. and the Partnership in accordance with its terms;

(v)     Each of the limited liability company agreements, as amended and restated to the date hereof, of Wood River, Transportation and NGL has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(vi)    The limited liability company agreement, as amended and restated to the date hereof, of Buckeye Terminals has been duly authorized, executed and delivered by the parties thereto, and is a valid and legally binding agreement of the parties thereto, enforceable against it in accordance with its terms; and

(vii)   Each of the agreements of limited partnership, as amended and restated to the date hereof, of the LP Subsidiaries has been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and is a valid and legally binding agreement of such Partnership Entities, enforceable against such Partnership Entities in accordance with its terms.

provided that, with respect to each agreement described in clause (z) above, the enforceability thereof may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.  The agreements described in clause (z)(i) through (vii) above are sometimes referred to herein individually as an “Operative Document” and collectively as the “Operative Documents.”

(aa)    Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any court or governmental agency or body (a “Consent”) is required in connection with the transactions contemplated in this Agreement, except such as (i) have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Units by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus, (ii) have been, or prior to the Closing Date will be, obtained (other than such Consents which would, if not obtained, individually or in the aggregate, have a Material Adverse Effect) or (iii) have been disclosed in the Time of Sale Prospectus.

(bb)   Absence of Defaults and Conflicts.  None of (i) the offer, issue and sale of the Offered Units, (ii) the execution, delivery and performance of this Agreement by the General Partner and the Partnership, (iii) the consummation of the transactions contemplated by this Agreement, or (iv) the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (A) the formation or governing documents of any of the

Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties and, solely with respect to clause (B), except for such conflict, breach, violation or default that would not have a Material Adverse Effect.

(cc)    Absence of Registration Rights.  There are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

(dd)   Adequacy of Financial Statements.  The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Time of Sale Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary historical financial and operating data set forth under the caption “Summary Historical Financial and Operating Information” in the Time of Sale Prospectus (or similar sections or information in any free writing prospectus) fairly present in all material respects, on the basis stated in the Time of Sale Prospectus, the information included therein.

(ee)    Adequacy of Books, Records and Accounts.  The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries, in each case, in all material respects.

(ff)     Absence of Violations and Defaults.  None of the Partnership Entities is in violation or default of (i) any provision of its formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties, as applicable, except, in the case of clauses (ii) or (iii), as could not reasonably be expected to have a Material Adverse Effect.

(gg)   Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Time of Sale Prospectus are independent public accountants with respect to the Partnership within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(hh)   Tax Returns and Payment.  Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ii)      Absence of Labor Disputes.  No labor problem or dispute with the employees of Services Company or the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that in any such case could have a Material Adverse Effect.

(jj)      Adequacy of Insurance.  Each of the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring any of the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(kk)       No Restrictions on Distributions.  None of the Operating Partnerships or any wholly-owned subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such entity’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Time of Sale Prospectus.

(ll)      Possession of Licenses and Permits.  Each of the Partnership Entities possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failures to possess that would not have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(mm)       Adequacy of Internal Controls.  Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership Entities’ independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership Entities’ ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership Entities’ internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership Entities’ independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Partnership Entities and the General Partner’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(nn)   Absence of Material Weakness.  The Partnership Entities are not aware of any material weaknesses in their internal control over financial reporting.

(oo)   Absence of Stabilization.  None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(pp)   Compliance with ERISA.  Each of Services Company and the Partnership Entities has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of Services Company are eligible to participate and each such plan (excluding any multiemployer plan, as defined in section 3(37) of ERISA, that is not sponsored or maintained by Services Company or the Partnership Entities) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Services Company, the General Partner, the Partnership and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(qq)   Significant Subsidiaries.  The subsidiaries listed on Annex B attached hereto are the only significant subsidiaries of the General Partner or the Partnership as defined by Rule 1-02 of Regulation S-X.

(rr)     Possession of Intellectual Property.  The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Time of Sale Prospectus to be conducted.

(ss)    Absence of Conflict of Interest.  Except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of Morgan Stanley & Co. Incorporated or any other

Underwriter and (ii) intends to use any of the proceeds from the sale of the Offered Units hereunder to repay any outstanding debt owed to any affiliate of Morgan Stanley & Co. Incorporated or any other Underwriter.

(tt)     Related Party Transactions.  No relationship, direct or indirect, exists between or among the Partnership or any of its subsidiaries on the one hand, and the securityholders, customers or suppliers of any of the Partnership or any of its subsidiaries, the directors or officers of the General Partner, or any affiliate of the Partnership or any of its subsidiaries, on the other hand, which is required to be described in the Time of Sale Prospectus and which is not so described.

(uu)      No Material Adverse Change.  There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.

(vv)      Validity of Data.  Any statistical and market-related data included in the Time of Sale Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

(ww)       Title to Property.  Each of the Partnership Entities has good and marketable title to all property (real and personal) described in the Time of Sale Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; all the property described in the Time of Sale Prospectus as being held under lease by the Partnership Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership Entities.

(xx)       Rights-of-Way.  Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Time of Sale Prospectus, subject to such qualifications as may be set forth in the Time of Sale Prospectus, and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Time of Sale Prospectus; and, except as described in the Time of Sale Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership Entities, taken as a whole.

(yy)      No Legal Action or Violations.  Except as described in the Time of Sale Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, (C) have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (D) in any manner draw into question the validity of this Agreement.

(zz)       Lock-Up Agreements.  The Partnership has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (the “Lock-Up Agreements”), of each of the Partnership’s significant unitholders and the General Partner’s directors and officers as set forth on Exhibit B; the Partnership will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Morgan Stanley & Co. Incorporated.

(aaa)       FCPA.  None of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any director, officer, agent or employee of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(bbb)        Money Laundering.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(ccc)       OFAC.  None of Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the General Partner or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd)        Investment Company Act.  None of the Partnership Entities is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(eee)         Compliance with Environmental Laws.  Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(fff)         Environmental Liabilities.  In the ordinary course of its business, the General Partner, on behalf of the Partnership, periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, other than as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus.  Except as set forth in the Registration Statement, the Basic Prospectus and the Prospectus and for the Quanta Resources Edgewater Superfund site in Edgewater, N.J. and the Borne Chemical Company Superfund site located in Elizabeth, N.J., none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

2.        Agreements to Sell and Purchase.  The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Units set forth in Schedule I hereto at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Units are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice.  Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units.  On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3.        Public Offering.  The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after this Agreement has been executed and delivered as in your judgment is advisable.  The Partnership is further advised by you that the Units are to be offered to the public upon the terms set forth in the Prospectus.

4.        Payment and Delivery.  Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Units and the Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.        Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)      Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)      there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership Entities or BGH by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of any of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus (excluding any amendments or supplements thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the General Partner, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the General Partner and the Partnership contained in this Agreement are true and correct as of the Closing Date and that the General Partner and the Partnership have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriters shall have received on the Closing Date opinions of Vinson & Elkins L.L.P. and Morgan, Lewis & Bockius LLP, outside counsel for the Partnership, dated the Closing Date, which opinions when taken together shall be to the effect that:

(i)        Each of the General Partner, Wood River, Transportation and NGL has been duly formed, and each of the General Partner, Wood River, Transportation and NGL is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Time of Sale Prospectus, and, with respect to the General Partner, to execute and deliver this Agreement on behalf of itself and on behalf of the Partnership as the general partner thereof and to perform its obligations under this Agreement; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex A of this Agreement;

(ii)       Services Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Time of Sale Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex A of this Agreement;

(iii)      The Partnership has been duly formed, and each of the Partnership, BGH, MainLine L.P., the Operating Partnerships and the LP Subsidiaries is validly existing as a limited partnership in good standing under the DRULPA, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Time of Sale Prospectus, and, with respect to the Partnership, to execute and deliver this Agreement and to incur and perform its obligations under this Agreement and, with respect to the Partnership, to issue, sell and deliver the Offered Units as contemplated by this Agreement, and each is duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity’s name on Annex A of this Agreement;

(iv)      Buckeye Terminals is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Time of Sale Prospectus, and is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of the jurisdiction listed across from such entity’s name on Annex A of this Agreement;

(v)       All of the outstanding membership interests of the General Partner are owned by BGH; to such counsel’s knowledge, such membership interests of the General Partner are owned by BGH free and clear of any Liens except as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006;

(vi)      The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of approximately 0.6%, which is represented by 243,914 units representing general partner interests; such general partner interest of the Partnership is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and, to such counsel’s knowledge, such general partner interest of the Partnership is owned by the General Partner free and clear of any Liens;

(vii)     The General Partner is the sole limited partner of MainLine L.P., with a 99.999% limited partner interest in MainLine L.P.; such limited partner interest of MainLine L.P. is the only limited partner interest that is issued and outstanding; such limited partner interest has been duly and validly authorized and, to such counsel’s knowledge, such limited partner interest of MainLine L.P. is owned by the General Partner free and clear of any Liens;

(viii)    MainLine GP, Inc. is the sole general partner of MainLine L.P., with a general partnership interest in MainLine L.P. of 0.001%; such general partner interest of MainLine L.P. is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and, to such counsel’s knowledge, such general partner interest of MainLine L.P. is owned by MainLine GP, Inc. free and clear of any Liens;

(ix)      The limited partners of the Partnership hold Units, including the Offered Units, in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented by 37,119,006 publicly-traded Units, 2,273,440 Units owned by Services Company and 80,000 Units owned by BGH; such Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to such counsel’s knowledge, the Units owned by Services Company are owned free and clear of any Liens, except for the pledge of such Units in connection with the ESOP Notes;

(x)       MainLine L.P. is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of approximately 1%; such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly authorized and validly issued and, to such counsel’s knowledge, such general partner interests of the Operating Partnerships are owned by MainLine L.P. free and clear of any Liens;

(xi)      The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99%; such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to such counsel’s knowledge, such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens;

(xii)     The Partnership is the sole member of Wood River, Transportation and NGL, with a limited liability company interest in Wood River, Transportation and NGL of 100%; all of the outstanding limited liability company interests of Wood River, Transportation and NGL have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Act (the “DLLCA”) and, to such counsel’s knowledge, such limited liability company interests of Wood River, Transportation and NGL are owned by the Partnership free and clear of any Liens;

(xiii)    BGC I is the sole general partner of BGC, with a general partner interest in BGC of 1%; Gulf Coast GP LLC is the sole general partner of each of Gulf Coast LP and GCP, with a general partner interest in each of Gulf Coast LP and GCP of 1%; all of the outstanding general partner interests of each of BGC, Gulf Coast LP and GCP have been duly authorized and validly issued and, to such counsel’s knowledge, such general partner interests of each of BGC, Gulf Coast LP and GCP are owned free and clear of any Liens;

(xiv)    BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast LP, with a limited partner interest in Gulf Coast LP of 99%; Gulf Coast LP is a limited partner of GCP, with a limited partner interest in GCP of 62.34%; such limited partner interests in BGC and Gulf Coast LP are the only limited partner interests issued and outstanding of each of BGC and Gulf Coast LP; such limited partner interests of each of BGC, Gulf Coast LP and GCP held by affiliates of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to such counsel’s knowledge, all such limited partner interests of each of BGC, Gulf Coast LP and GCP are owned free and clear of any Liens;

(xv)     BPH is the sole member of Buckeye Terminals, with a limited liability company interest in Buckeye Terminals of 100%; all of the outstanding limited liability company interests of Buckeye Terminals have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 of the DLLCA), and such limited liability company interests of Buckeye Terminals are owned by BPH free and clear of any Liens;

(xvi)    The authorized partnership interests of the Partnership, including the Offered Units, conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(xvii)   The Offered Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Offered Units are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights except as provided in Section 18.1 of the Partnership Agreement; the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the form of the certificates for the Offered Units conforms in all material respects to the requirements of the Partnership Agreement; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or, to such counsel’s knowledge, other similar contractual rights to subscribe for the Offered Units; and, except as set forth in the Time of Sale Prospectus and the Prospectus, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding, except as provided in Section 18.1 of the Partnership Agreement;

(xviii)  The Time of Sale Prospectus and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Time of Sale Prospectus and the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Securities Act); the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Units as contemplated by the Underwriting Agreement have been satisfied; the Registration Statement meets, and the offering and sale of the Offered Units as contemplated by the Underwriting Agreement complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5) under the Securities Act); and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data derived therefrom, contained in such document, as to which such counsel expresses no opinion);

(xix)     To the knowledge of such counsel, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement and the Prospectus, and to such counsel’s knowledge, there are no franchises, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required;

(xx)      The statements summarizing legal matters, documents or proceedings included or incorporated by reference in the Time of Sale Prospectus and the Prospectus under the caption “Description of Limited Partnership Units” accurately summarize in all material respects such matters, documents or proceedings; and the discussions under the headings “Material Tax Consequences” and “Tax Considerations” in the Time of Sale Prospectus and the Prospectus, to the extent they relate to matters of United States federal income tax law, are accurate in all material respects;

(xxi)     The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Securities Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Securities Act;

(xxii)    This Agreement has been duly authorized, executed and delivered by each of the General Partner, individually, and the General Partner, on behalf of the Partnership;

(xxiii)   None of the Partnership Entities is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xxiv)  No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance and sale of the Offered Units or consummation of the transactions contemplated in this Agreement, except such as (A) have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Units by the Underwriters in the manner contemplated in this Agreement and in the Registration Statement, the Basic Prospectus and the Prospectus or (B) have been, or prior to the Closing Date will be, obtained (other than such consents, approvals, authorizations, filings or orders that would, if not obtained, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the General Partner, the Partnership and their subsidiaries, taken as a whole);

(xxv)   None of (A) the offer, issue or sale of the Offered Units, nor the consummation of any other of the transactions contemplated in this Agreement, (B) the execution, delivery or performance of this Agreement by the General Partner or the Partnership or the consummation of the transactions contemplated by this Agreement, or (C) the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (1) the formation, organizational or governing documents of any of the Partnership Entities, (2) to such counsel’s knowledge, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or the ESOP Notes (in each case, excluding any financial tests) or (3) any statute, law, rule, regulation, and, to such counsel’s knowledge, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties which violation or default would have a Material Adverse Effect;

(xxvi)  To such counsel’s knowledge, no person has the right to require the registration under the Securities Act of any securities of the Partnership or to include any such securities in the Registration Statement or the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Units as contemplated hereby or otherwise;

(xxvii) The Partnership has all requisite power and authority to issue, sell and deliver the Offered Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, and to consummate the transactions contemplated under this Agreement; and at the Closing Date and any settlement date, all partnership action required to be taken by the Partnership or any of its unitholders for (i) the authorization, issuance, sale and delivery of the Offered Units, (ii) the execution and delivery of this Agreement and (iii) the consummation of the transactions contemplated by this Agreement shall have been validly taken;

(xxviii) Each of the Operative Documents set forth in Section 1(z)(i)-(iv) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

(xxix) in the opinion of such counsel (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (B) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

Such counsel will additionally state that they have participated in conferences with officers and other representatives of the Partnership, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and the Time of Sale Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus, on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that (1) any part of the Registration Statement, when such part became effective, (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), as of the date of this Agreement, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as amended or supplemented, if applicable, as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)   The Underwriters shall have received on the Closing Date an opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(xvii), 5(c)(xxii), 5(c)(xx) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under “Description of limited partnership units” and “Underwriters”) and clause 5(c)(xxix)(B) above and clauses (1), (2) and (3) of the last paragraph of Section 5(c) above.

With respect to Section 5(c)(xxix) above, counsel for the Partnership may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.  With respect to clause 5(c)(xxix)(B) above and clauses (1), (2) and (3) of the last paragraph of Section 5(c) above, Andrews Kurth may state that their opinions and beliefs are based upon their participation in the preparation of the Time of Sale Prospectus, the Prospectus, the preliminary prospectus supplement, the free writing prospectuses identified as part of the Time of Sale Prospectus in Schedule I hereto, the prospectus supplement and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinion of counsel for the Partnership described in Section 5(c) above shall be rendered to the Underwriters at the request of the Partnership and shall so state therein.

(e)   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the General

Partner and certain unitholders listed on Exhibit B, relating to sales and certain other dispositions of Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Partnership Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

6.     Covenants of the General Partner and Partnership.  The General Partner and the Partnership covenant with each Underwriter as follows:

(a)   To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)   Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)   To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)   Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)   If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Offered Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Offered Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)   To endeavor to qualify the Offered Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)   To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Offered Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Offered Units (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Units under state securities laws and all expenses in connection with the qualification of the Offered Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Units by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Offered Units on the NYSE, (vi) the cost of printing certificates representing the Offered Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the General Partner and/or the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the General Partner and/or the Partnership hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Units by them and any advertising expenses connected with any offers they may make.

(j)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Offered Units have been sold by the

Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Offered Units to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

Each of the General Partner and the Partnership also covenant with each Underwriter that, without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable for Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Units or any securities convertible into or exercisable or exchangeable for Units.  The foregoing sentence shall not apply to the issuance by the Partnership of Units to sellers of assets or entities in connection with acquisitions by the Partnership, provided that the Manager shall have received similar lock-up agreements from such sellers, (ii) the issuance by the Partnership of Units to the Partnership’s option holders upon exercise of options granted under the Partnership’s Amended and Restated Unit Option and Distribution Equivalent Plan, and (iii) the issuance by the Partnership of options pursuant to the Partnership’s Amended and Restated Unit Option and Distribution Equivalent Plan not exercisable during the restricted period set forth in Schedule I.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (2) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

7.     Covenants of the Underwriters.  Each Underwriter severally covenants with the General Partner and the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter

8.     Indemnity and Contribution.  (a) The Partnership and the General Partner, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the General Partner or the Partnership in writing by such Underwriter through you expressly for use therein.

(b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the General Partner and the Partnership, their directors and officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Partnership within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Partnership and the General Partner to such Underwriter, but only with reference to information relating to such Underwriter furnished to the General Partner or the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership and the General Partner, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership or the General Partner on the one hand and the Underwriters on the other hand from the offering of the Offered Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership or the General Partner on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership or the General Partner on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Units (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Offered Units set forth in the Prospectus.  The relative fault of the Partnership or the General Partner on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the General Partner or the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered Units they have purchased hereunder, and not joint.

(e)   The General Partner, the Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the General Partner and the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the General Partner or the Partnership, their officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Offered Units.

9.     Termination.  The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.   Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the General Partner or the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the General Partner or the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.   Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered

Units, represents the entire agreement between the General Partner, the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Units.

(b)   The Partnership acknowledges that in connection with the offering of the Offered Units: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the General Partner, the Partnership or any other person, (ii) the Underwriters owe the General Partner and the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the General Partner or the Partnership.  The General Partner and Partnership each waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Units.

12.   Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.   Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to any rules of conflict thereof that would result in the application of the laws of any other jurisdiction.

14.   Submission to Jurisdiction.  Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Underwriters, the Partnership and the General Partner each consent to the jurisdiction of such courts and personal service with respect thereto.  The Underwriters, the Partnership and the General Partner each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party.  Each Underwriter and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) and the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its membership interest holders and affiliates and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each Underwriter, the Partnership and the General Partner each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Underwriter or the Partnership and may be enforced in any other courts to the jurisdiction of which such Underwriter or the Partnership or the General Partner is or may be subject, by suit upon such judgment.

15.   Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.   Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

Buckeye GP LLC, a Delaware limited liability company

By:	/s/ STEPHEN C. MUTHER
Name: Stephen C. Muther
Title: Executive Vice President

Buckeye Partners, L.P., a Delaware limited partnership

By: Buckeye GP LLC, its general partner

By:	/s/ STEPHEN C. MUTHER
Name: Stephen C. Muther
Title: Executive Vice President

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By:	/s/ PETER C. BOWDEN
Name: Peter C. Bowden
Title: Vice President

SCHEDULE I

Managers:
Manager authorized to release lock-up under Section 6:	Morgan Stanley & Co. Incorporated
Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. Incorporated

Registration Statement File No.:	333-127868

333-116540

Time of Sale Prospectus	1.	Prospectus dated October 27, 2005 relating to the Shelf Securities

	2.	orally communicated pricing information

Lock-up Restricted Period:	90 days

Title of Securities to be purchased:	Units representing limited partner interests

Number of Firm Units:	1,500,000

Number of Additional Units	225,000

Purchase Price:	$48.25 per unit

Initial Public Offering Price	$49.00 per unit

Selling Concession:	$0.53 per unit

Reallowance:	$ per unit

Closing Date and Time:	March 5, 20079:00 a.m.

Closing Location:	Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, TX 77002
Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036
Address for Notices to the Partnership:	Buckeye Partners, L.P. Five TEK Park 9999 Hamilton Blvd.

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Breinigsville, PA
Attn: General Counsel

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SCHEDULE II

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. Incorporated	1,500,000

Total:	1,500,000

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ANNEX A

Jurisdictions

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification

Buckeye Partners, L.P. (the “Partnership”)	Delaware	None

Buckeye GP LLC (the “General Partner”)	Delaware	None

MainLine L.P. (“MainLine L.P.”)	Delaware	(ALL PENDING) Connecticut Florida Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania Texas

Buckeye NGL Pipe Lines LLC (“NGL”)	Delaware	Colorado Kansas

Buckeye Pipe Line Company, L.P. (“Buckeye Pipe Line”)	Delaware	Connecticut Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania

Buckeye Pipe Line Holdings, L.P. (“BPH”)	Delaware	Illinois Michigan

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Everglades Pipe Line Company, L.P. (“Everglades”)	Delaware	Florida

Laurel Pipe Line Company, L.P. (“Laurel”)	Delaware	New Jersey Pennsylvania

Wood River Pipe Lines LLC (“Wood River”)	Delaware	Illinois Indiana Missouri Ohio

Buckeye Pipe Line Transportation LLC (“Transportation”)	Delaware	New Jersey New York Pennsylvania

Buckeye Terminals, LLC (“Buckeye Terminals”)	Delaware	Illinois Indiana Michigan Missouri New York Ohio Pennsylvania

Buckeye Gulf Coast Pipe Lines, L.P. (“BGC”)	Delaware	New York Louisiana Texas

Gulf Coast Pipe Line, L.P. (“GCP”)	Delaware	Texas

Gulf Coast/Products Holding L.P. (“Gulf Coast LP”)	Delaware	Texas

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification

Buckeye Pipe Line Services Company (“Services Company”)	Pennsylvania	California Connecticut Florida Illinois Indiana Louisiana Massachusetts Michigan Missouri New Jersey New York Ohio Texas

ANNEX B

Significant Subsidiaries

Buckeye Pipe Line Company, L.P.

Laurel Pipe Line Company, L.P.

Buckeye Pipe Line Holdings, L.P.

Everglades Pipe Line Company, L.P.

Wood River Pipe Lines, LLC

Buckeye Pipe Line Transportation LLC

Buckeye NGL Pipe Lines LLC

Buckeye Terminals, LLC

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EXHIBIT A

[FORM OF LOCK-UP LETTER]

                _____________, 2007

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 1,500,000 units representing limited partner interests in the Partnership (the “Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable for Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Units or other securities acquired in such open market transactions , (b) transfers of Units or any security convertible into Units as a bona fide gift, (c) with respect to Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”), Units sold in connection with (i) the liquidation of employee accounts in the Buckeye Pipe Line Services Company Employee Stock Ownership Plan at or about the time such person ceases to be an employee of

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Services Company, or (ii) the sale by participants who are 55 years old or older of a portion of their accounts in the Buckeye Pipe Line Services Company Employee Stock Ownership Plan in connection with IRS diversification regulations, or (d) distributions of Units or any security convertible into Units to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or, other than for Services Company, (d), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter.

If:

(1)           during the last 17 days of the restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2)           prior to the expiration of the restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Very truly yours,

(Name)

(Address)

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EXHIBIT B

LIST OF BUCKEYE OFFICERS, DIRECTORS AND
SIGNIFICANT UNITHOLDERS SUBJECT TO LOCK UP AGREEMENTS

Buckeye Partners, L.P. (pursuant to Underwriting Agreement)

Buckeye GP LLC (pursuant to Underwriting Agreement)

Buckeye Pipe Line Services Company — Significant Unitholder

Buckeye GP Holdings L.P.

William H. Shea, Jr. — Chairman of the Board, President and Chief Executive Officer

Brian F. Billings — Director

Michael B. Hoffman — Director

E. Bartow Jones — Director

Edward F. Kosnik — Director

Joseph A. LaSala, Jr. — Director

Jonathan O’Herron — Director

Stephen C. Muther — Executive VP — Administration and Legal Affairs

Robert B. Wallace — Senior VP — Finance and Chief Financial Officer

Andrew W. Ward — Director

Eric Gustafson — Senior VP — Operations and Technology

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